UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2018

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 622-3131

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors of United Rentals, Inc.

Effective as of September 1, 2018, the Board of Directors (the “Board”) of United Rentals, Inc. (the “Company”) approved an increase to the size of the Board from eleven (11) directors to twelve (12) directors and appointed Kim Harris Jones as a director of the Company to fill the vacancy.

The Board appointed Ms. Jones as a member of the Board’s Audit Committee.

As compensation for her service on the Board and the Audit Committee, Ms. Jones will receive (i) annual retainer fees of $80,000 for serving as director; (ii) annual retainer fees of $15,000 for serving as a member of the Audit Committee; (iii) an annual equity grant of $150,000 (which shall be pro-rated for 2018, her initial year of appointment) in fully vested restricted stock units, generally to be settled after three years (subject to acceleration in certain circumstances); and (iv) an additional per meeting fee of $1,500 if the Audit Committee meets more than ten times per year. Ms. Jones also will be eligible to participate in a medical benefits program (comparable to that offered to employees), at her own cost, and in the Company’s Deferred Compensation Plan for Directors, under which non-employee directors may elect to defer receipt of the fees that would otherwise be payable to them. In accordance with the Company’s customary practice, the Company entered into an indemnification agreement with Ms. Jones substantially in the form filed as Exhibit 10(a) to the Company’s Form 10-Q filed on October 15, 2014.

There are no arrangements or understandings between Ms. Jones and any other persons pursuant to which she was selected as a director, and there are no transactions involving Ms. Jones that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release issued by the Company on September 4, 2018, which announces the appointment of Ms. Jones is attached hereto as Exhibit 99.1 and incorporated herein by reference. The copy of the Company’s press release relating to Ms. Jones’ appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Board of Directors of United Rentals (North America), Inc.

Effective as of September 1, 2018, for the purpose of improving the efficiency of corporate governance practices of United Rentals (North America), Inc. (“URNA”), a wholly-owned subsidiary of the Company, the following persons voluntarily resigned from their positions as directors of URNA. The resignations were not due to any disagreement with the Company or URNA on any matter relating to the Company’s or URNA’s operations, policies or practices, and such persons will remain in their positions as directors of the Company.

•	Jenne K. Britell

•	José B. Alvarez

•	Marc A. Bruno

•	Bobby J. Griffin

•	Terri L. Kelly

•	Gracia C. Martore

•	Jason D Papastavrou

•	Filippo Passerini

•	Donald C. Roof

•	Shiv Singh

In accordance with URNA’s certificate of incorporation and bylaws, William B. Plummer, Jessica T. Graziano, Matthew J. Flannery, Craig A. Pintoff, Joli L. Gross and Irene Moshouris were subsequently appointed to serve as directors of URNA, together with Michael J. Kneeland. There are no arrangements or understandings between Messrs. Plummer, Flannery and Pintoff and Mmes. Graziano, Gross and Moshouris and any other persons pursuant to which each was selected as a director, and there are no transactions involving Messrs. Plummer, Flannery and Pintoff and Mmes. Graziano, Gross and Moshouris that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Messrs. Plummer, Flannery and Pintoff and Mmes. Graziano, Gross and Moshouris have not been named to a committee of the board of directors of URNA at this time.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of United Rentals, Inc.*

*	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2018

UNITED RENTALS, INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President – Chief Administrative and Legal Officer

UNITED RENTALS (NORTH AMERICA), INC.

By:	/S/ Craig A. Pintoff
Name: Craig A. Pintoff
Title: Executive Vice President – Chief Administrative and Legal Officer